SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

BOSTON LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (617) 425-0200

Item 5. Other Events

On March 16, 2004, our Board of Directors approved amended and restated by-laws designed to enhance its ability to act in the best interests of our company and our stockholders, communicate effectively with our stockholders, oversee the corporate governance process, and manage our business and affairs. Our prior by-laws were adopted in 1995 and, as such, did not reflect subsequent developments in Delaware law and evolution in best practices. Among other things, the amended and restated by-laws generally require that stockholders notify the company of any proposed business to be brought before an annual meeting, including with respect to nominations for candidates for service as directors, during a window of 60-90 days prior to the first anniversary of the preceding year’s annual meeting. The purpose of this advance notice requirement is to allow us to review the proposals and/or director nominees and have an opportunity to communicate our position on the matters and/or director candidates to the stockholders in advance of the meeting.

Our amended and restated by-laws, effective as of March 16, 2004, are attached as an exhibit to this current report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

3.1	Amended and Restated By Laws, effective as of March 16, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON LIFE SCIENCES INC.

Date: March 18, 2004	By:	/s/ Joseph Hernon
	Name:	Joseph Hernon
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

The following designated exhibits are incorporated by reference or filed with this report, as indicated:

3.1	Amended and Restated By Laws, effective as of March 16, 2004